CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 17, 2018, relating to the financial statements and financial highlights, which appear in T. Rowe Price Summit Municipal Income Fund, T. Rowe Price Summit Municipal Intermediate Fund, and T. Rowe Price Summit Municipal Money Market Fund’s (comprising T. Rowe Price Summit Municipal Funds, Inc.) Annual Reports on Form N-CSR for the year ended October 31, 2018. We also consent to the use in this Registration Statement of our report dated November 14, 2018, relating to the financial statement of T. Rowe Price Capital Appreciation & Income Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 27, 2019